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                                                                     EXHIBIT 4-C
                                                                     -----------
                        ILLINOIS BELL TELEPHONE COMPANY

                             Officer's Certificate

     The undersigned officer of ILLINOIS BELL TELEPHONE COMPANY, an Illinois corporation (the "Company"), does hereby certify as follows:

     (a) The undersigned has read the Indenture dated as of September 1, 1992 (the "Indenture") between the Company and Harris Trust and Savings Bank, as Trustee (the "Trustee"), including Section 301 thereof, and the definitions in such Indenture relating thereto and has reviewed such other corporate documents and records relating to the matters referred to herein, and, in the opinion of the undersigned, has made such examination or investigation as is necessary to enable him to express an informed opinion on the matters set forth below.

     (b) Ameritech Corporation, a Delaware corporation and the sole shareholder of the Company, has previously adopted resolutions (as defined in the Indenture and herein called the "Resolutions"), copies of which are set forth as Exhibit A hereto, authorizing the Company to issue up to $550,000,000 in aggregate principal amount of its debt securities (the "Debt Securities").

     (c) The undersigned, who is a "Designated Officer" within the meaning of the Resolutions, is authorized pursuant to the Resolutions to establish the terms and conditions of the Debt Securities.

     (d) A series of Debt Securities of the Company entitled the 5.80% Notes Due February 1, 2004 (the "Notes") to be issued under the Indenture is hereby established, and the terms and conditions thereof are set forth in Exhibit B hereto. Such Exhibit B is hereby incorporated herein by this reference as if fully set forth in this place.

     (e) All conditions precedent provided for in the Indenture relating to the establishment of the Notes have been complied with.

     (f) In the opinion of the undersigned, Section 301 of the Indenture has been complied with in the establishment of the Notes and the terms and conditions thereof.

                                      -1-
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     IN WITNESS WHEREOF, the undersigned on behalf of the Company has placed his hand this 4th day of February, 1994.



                              ___________________________________
                              Title:  Treasurer



                                      -2-
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                                                                       EXHIBIT A

                                 RESOLUTIONS
                                      OF
                             THE SOLE SHAREHOLDER
                                      OF
                        ILLINOIS BELL TELEPHONE COMPANY

   Ameritech Corporation, being the sole shareholder (the "Sole Shareholder") of Illinois Bell Telephone Company, an Illinois corporation (the "Corporation"), pursuant to Chapter 805, Section 5/7.10 of the Illinois Compiled Statutes
(1992), hereby consents to the following actions and adopts the following resolutions by written consent:

   WHEREAS, on June 5, 1992, the Sole Shareholder adopted resolutions which approved the issuance by the Corporation, from time to time of its debt securities and other evidences of indebtedness in an aggregate principal amount not to exceed $300,000,000; and

   WHEREAS, the Sole Shareholder wishes to approve the issuance by the Corporation of up to an additional $550,000,000 of its debt securities and other evidences of indebtedness;

   NOW, THEREFORE, BE IT RESOLVED that the Corporation is authorized, subject to the limitations set forth below, to create, issue and sell such debt securities and other evidences of indebtedness on such terms and conditions as shall be determined by these and any further resolutions of the Sole Shareholder and by the designated officers of the Corporation (the "Designated Officers") appointed by, and acting pursuant to the authorization of, these and such further resolutions.

                              DESIGNATED OFFICERS

   RESOLVED FURTHER, that the Designated Officers shall consist of the President, any Vice President and the Treasurer of the Corporation and that any one or two such Designated Officers, acting individually or jointly, as specified in these or any further resolutions, be, and hereby is or are, authorized to exercise any of the power and authority delegated to the Designated Officer or Designated Officers by these and such further resolutions.

                                DEBT SECURITIES

   RESOLVED FURTHER, that the Corporation is hereby authorized to issue and sell in a public offering, at one time or from time to time, up to $650,000,000 in

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aggregate principal amount (excluding the amount of any original issue discount)
of indebtedness (which includes $100,000,000 unissued debt securities of the previously authorized $300,000,000 of debt securities) consisting of its debentures, notes and/or other unsecured evidences of indebtedness, or any combination thereof, and/or warrants or rights to purchase any of the foregoing (collectively, the "Debt Securities").

  RESOLVED FURTHER, that any of the Designated Officers, acting individually, is hereby authorized to prepare, or cause to be prepared, with the advice of counsel, execute in the name and on behalf of the Corporation and cause to be filed with the Illinois Commerce Commission, an application for authority to issue and sell such Debt Securities, accompanied by necessary or appropriate exhibits and supplemental information.

  RESOLVED FURTHER, that any of the Designated Officers, acting individually, is hereby authorized to prepare, or cause to be prepared, with the advice of counsel, execute in the name and on behalf of the Corporation and cause to be filed with the Securities and Exchange Commission a Registration Statement on Form S-3 (the "Registration Statement"), including a prospectus set forth therein and accompanied by necessary or appropriate exhibits and supplemental information, for the purpose of registering the Debt Securities under the Securities Act of 1933, as amended (the "1933 Act"), and all supplements and/or amendments to the Registration Statement, accompanied by necessary or appropriate exhibits and supplemental information, as any of the Designated Officers, acting individually, shall deem necessary or appropriate.

  RESOLVED FURTHER, that any one of the Designated Officers may from time to time establish one or more series of the Debt Securities and upon and after such establishment of a series may take such further action with respect to the establishment of the terms and conditions with respect to each such series, including without limitation the timing of any sale or sales of Debt Securities, the precise amount of Debt Securities to be issued and sold at various times, the price and interest rate or rates, be they fixed or variable, at which the various Debt Securities are to be issued and sold, the sinking fund, if any with respect to such Debt Securities, the redemption rights, if any, of the Corporation and the related redemption prices and any limitations on such redemptions, the rights, if any, of holders to require repayment of the Debt Securities by the Corporation, the restrictive covenants, if any, to be imposed upon the Corporation relating to any of the Debt Securities, the underwriting commissions or placement fees, if any, to be paid to underwriters, dealers and/ or placement agents in connection therewith, and such other terms, conditions and provisions as shall be necessary or appropriate, and any one of such Designated Officers, acting individually, is hereby authorized thereafter to exercise all of the powers and authority of the Corporation in respect of the establishment of the terms and conditions relating to such series of Debt Securities and all other matters relating to such series of the Debt Securities.

                                       2

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    RESOLVED FURTHER, that it is desirable and in the best interests of the
Corporation that the Debt Securities be qualified or registered for sale in the various States; that any of the Designated Officers, acting individually, is hereby authorized to determine the States in which appropriate action shall be taken to qualify or register for sale all or such part of the Debt Securities as said Designated Officer may deem advisable or appropriate; and that any of the Designated Officers, acting individually, is hereby authorized to perform on behalf of the Corporation any and all such acts as he or she may deem necessary or appropriate in order to comply with the applicable laws of any such States, and in connection therewith to execute and file all requisite papers and documents, including, but not limited to, applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process; and that the execution by any such Designated Officer of any such paper or document or the doing by him or her of any act in connection with the foregoing matters shall conclusively establish his or her authority therefor from the Corporation and the approval or ratification by the Corporation of the papers and documents so executed and the action so taken.

    RESOLVED FURTHER, that the execution and delivery on behalf of the Corporation of one or more distribution or sales agency agreements relating to the placement of any Debt Securities by one or more investment banking firms or of one or more underwriting agreements relating to the purchase of any of the Debt Securities for resale by one or more investment banking firms are hereby authorized and approved, and any of the Designated Officers acting individually is hereby authorized to execute and deliver such agreements in such forms as the Designated Officer executing the same may approve, such approval to be conclusively evidenced by his or her execution and delivery of such agreements.

    RESOLVED FURTHER, that any of the Designated Officers, acting individually, is hereby authorized to execute and deliver on behalf of the Corporation any supplemental indentures contemplated by that certain Indenture dated as of September 1, 1992 (the "Indenture") between the Corporation and the Harris Trust and Savings Bank, as Trustee, in such form as the Designated Officer executing any such instrument may approve, such approval and the approval of the Corporation to be conclusively evidenced by his or her execution and delivery thereof; and that any of the Designated Officers, acting individually, is hereby authorized to execute and deliver instruments evidencing any of the Debt Securities, by facsimile or manual signature, the form of such instruments to be substantially as set forth in the Indenture or any supplemental indenture contemplated therein.

    RESOLVED FURTHER, that for each portion of the Debt Securities which any of the Designated Officers, acting individually, shall determine to list for trading on the New York Stock Exchange, Inc., or any other national securities exchange or other trading facility, such Designated Officer is hereby authorized and directed to cause such portion of the Debt Securities to be listed on the New York Stock Exchange, Inc., or such other national securities exchange or other trading facility, and to perform all acts necessary or appropriate to effectuate such listing, including

                                       3


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preparing, or causing to be prepared, with the advice of counsel, and executing a listing application and related agreements, including, but not limited to an indemnification agreement in the form prescribed by the New York Stock
Exchange, Inc., or such other national securities exchange or other trading facility, relating to losses, liabilities, claims, damages or expenses arising out of reliance on the authenticity of facsimile signatures on the instruments evidencing such portion of the Debt Securities or arising out of other matters, and to make such changes in any of such agreements, or additions thereto, as may be necessary or appropriate to effect such listing, and to appear before such exchange or trading facility or any board or committee thereof.

   RESOLVED FURTHER, that any of the Designated Officers is hereby authorized to perform all such acts and deeds and to prepare, execute, deliver and/or file all such agreements, documents, undertakings, certificates, instruments and other papers in the name and on behalf of the Corporation as he or she shall deem necessary or appropriate, and incur such expenses as he or she deems necessary or appropriate, in order to carry out the purpose and intent of any and all provisions of the foregoing resolutions; and all such acts by the Designated Officers, or any of them, whether heretofore or hereafter done or performed, which are in accordance with the purpose and intent of these resolutions, are hereby ratified, confirmed and approved in all respects.

   RESOLVED FURTHER, that the Corporation shall be deemed and conclusively presumed by the foregoing resolutions to have adopted any resolutions not inconsistent with these resolutions that may be required or requested by any governmental agency, administration, commission, or department of the United States of America or any State thereof or any other person or entity in connection with the registration, qualification, exemption from registration or qualification, creation, issuance, offering, sale, delivery or trading of the Debt Securities, and the Secretary or any Assistant Secretary of the Corporation is hereby authorized to certify the adoption by the Corporation of any form of resolution not inconsistent with these resolutions that may be required or requested by any governmental agency, administration, commission, or department of the United States of America or any State thereof or any other person or entity in connection with the registration, qualification, exemption from registration or qualification, creation, issuance, offering, sale, delivery or trading of said Debt Securities, with a copy of any such resolutions to be included in the records of the Corporation.


                           [SIGNATURE PAGE FOLLOWS]





                                     4



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    IN WITNESS WHEREOF, the undersigned has executed this Written Consent as of the 26th day of May, 1993.


                                                 AMERITECH CORPORATION


                                                 By: /s/ Richard H. Brown
                                                    ---------------------
                                                    Richard H. Brown
                                                    Vice Chairman

                                       5

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                                   EXHIBIT B


          The Notes shall have the following terms and conditions (capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Indenture):

          a. The Notes will represent unsecured and unsubordinated obligations of the Company and will rank on a parity with all other unsecured and unsubordinated indebtedness of the Company.

          b. The Notes will be limited to $100,000,000 aggregate principal amount and will mature on February 1, 2004. The Notes will bear interest at the rate of 5.80% per annum from February 1, 1994 or from the most recent Interest Payment Date to which interest has been paid or provided for, payable semi-annually on February 1 and August 1 of each year (each an "Interest Payment Date"), commencing August 1, 1994, to the persons in whose names such Notes were registered at the close of business on the next preceding January 15 and July 15, respectively (each a "Regular Record Date").

          c. Until the Notes are paid or payment thereof is duly provided for, the Company will, at all times, maintain a paying agent (the "Paying Agent") in The City of New York, New York, or Chicago, Illinois capable of performing the duties described herein to be performed by the Paying Agent. The Company has initially appointed Harris Trust and Savings Bank, 311 West Monroe Street, Chicago, Illinois 60606, as the Paying Agent.

          d. Any payment otherwise required to be made in respect of a Note on a date that is not a Business Day for such Note need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such date, and no additional interest shall accrue as a result of such delayed payment.

          e. The Notes are not subject to redemption prior to maturity and are not entitled to any sinking fund.

          f. The Notes will be issued initially in the form of fully registered global securities which will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (the "Depository"), and registered in the name of the Depository's nominee. Except as set forth in the Indenture or in the Prospectus dated August 24, 1993 or in the Prospectus Supplement dated January 28, 1994, the Notes will not be issuable in certificated form.

          g. Settlement for the Notes will be made by Goldman, Sachs & Co. and Citicorp Securities, Inc. in immediately available funds. All payments of principal and interest will be made by the Company in immediately available funds.